Exhibit 99.2

   Financial Results4Q 2021 and Full Year 2021

   Forward Looking Statements  This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Corporation’s future economic, operational and financial performance and can be identified by the words or phrases “expect,” “anticipate,” “intend,” “should,” “would,” “believe” and similar expressions. First BanCorp (the “Corporation” or “Company”) cautions readers not to place undue reliance on such statements, which speak only as of the date made, and advises readers that various factors, including, but not limited to, the following could cause actual results to differ materially from those expressed in, or implied by, such statements: the severity, magnitude and duration of the COVID-19 pandemic, actions taken by governmental authorities in response thereto, and the impact of the pandemic on the Corporation’s business, operations, employees, credit quality, financial condition and net income; the Corporation’s ability to identify and prevent cyber-security incidents; risks associated with the Corporation’s recent acquisition of BSPR; uncertainty as to the ultimate outcomes of actions taken, or those that may be taken, by the Puerto Rico government, or the oversight board established by the Puerto Rico Oversight, Management, and Economic Stability Act (“PROMESA”) to address the Commonwealth of Puerto Rico’s financial problems; changes in economic and business conditions, including those caused by the COVID-19 pandemic or other global or regional health crises as well as past or future natural disasters, that directly or indirectly affect the financial health of the Corporation’s customer base; the impact of a slowing economy, increased unemployment or underemployment and the continued economic recession in Puerto Rico; uncertainty as to the availability of certain funding sources; the deteriorating weakness of the real estate markets and of the consumer and commercial sectors and their impact on the credit quality of the Corporation’s loans and other assets; the impact of changes in accounting standards or assumptions in applying those standards; the ability of FirstBank to realize the benefits of its net deferred tax assets; the ability of FirstBank to generate sufficient cash flow to make dividend payments to the Corporation; adverse changes in general economic conditions in Puerto Rico, the U.S., the U.S. Virgin Islands, and the British Virgin Islands, and disruptions in the U.S. capital markets; uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; the risk that additional portions of the unrealized losses in the Corporation’s investment portfolio are determined to be credit-related; uncertainty about legislative, tax or regulatory changes that affect financial services companies in Puerto Rico, the U.S., and the U.S. and British Virgin Islands; changes in the fiscal and monetary policies and regulations of the U.S. federal government and the Puerto Rico and other governments; the risk of possible failure or circumvention of the Corporation’s internal controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; increased costs and losses or an adverse effect to our reputation; the risk that the FDIC may increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expenses; the impact of business acquisitions and dispositions; the impact of any of these uncertainties on the Corporation’s capital and declaration of dividends by the Corporation’s Board of Directors; uncertainty as to whether FirstBank will be able to continue to satisfy its regulators regarding, among other things, its asset quality, liquidity plans, maintenance of capital levels and compliance with applicable laws, regulations, and related requirements; and general competitive factors and industry consolidation. For a discussion of such uncertainties and risks to which the Corporation is subject, please refer to the Corporation’s annual report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the Securities and Exchange Commission (the “SEC”). The Corporation does not undertake, and specifically disclaims any obligation, to update any forward-looking statements after the date of such statements, except as required by law.Non-GAAP Financial MeasuresIn addition to the Corporation’s financial information presented in accordance with GAAP, management uses certain “non-GAAP” financial measures” within the meaning of Regulation G promulgated by the SEC, to clarify and enhance understanding of past performance and prospects for the future. Please refer to pages 16-20 for a reconciliation of GAAP to non-GAAP measures and calculations for the quarter ended December 31, 2021.

   Agenda  4Q 2021 Quarter Highlights  Aurelio Alemán, President and Chief Executive Officer  4Q 2021 Results of Operations  Orlando Berges, Executive Vice President and Chief Financial Officer  Questions and Answers

# FOURTH QUARTER 2021 PERFORMANCE HIGHLIGHTS

1First BanCorp

| | |
|---|---|
| **Profitability** | ▪ Net income of $73.6 million ($0.35 per diluted share) compared to $75.7 million ($0.36 per diluted share) in 3Q 2021<br>▪ On a non-GAAP basis, adjusted pre-tax, pre-provision income of $104.9 million, compared to $103.6 million in 3Q 2021<br>▪ Net interest income decreased slightly at $184.1 million, compared to $184.7 million in 3Q 2021, margin slightly up to 3.61%<br>▪ Provision for credit losses was a net benefit of $12.2 million ($7.6 million after-tax, or an increase of $0.04 per diluted share) reflecting, among other things, improvements in the outlook of certain macroeconomic variables and lower loans outstanding |
| **Asset Quality** | ▪ Non-performing assets (NPA) decreased by $14.3 million to $158.1 million as of 4Q 2021, compared to $172.4 million as of 3Q 2021 primarily driven by repayment of several nonaccrual loans and REO sales; NPAs stand at 0.76% of total assets<br>▪ The ratio of the ACL for loans and finance leases to total loans held for investment was 2.43% as of 4Q 2021 (2.46% ex. PPP), compared to 2.59% as of 3Q 2021; decrease was driven by overall reduction in residential mortgage balances, as well as reductions associated with improvements in macroeconomic factors and their impact on qualitative reserves |
| **Capital** | ▪ Continued to return capital to shareholders demonstrating the strength of our balance sheet and our commitment to increasing shareholder value<br>▪ Deployed $100 million in common and preferred stock repurchases during 4Q 2021<br>    ○ Repurchased 4.6 million shares amounting to $63.9 million<br>    ○ Executed previously announced redemption of the $36.1 million outstanding preferred stock<br>▪ Ample capital position with Common Equity Tier-1 ratio increasing to 17.8% in 4Q 2021 |

| 4

# Fourth Quarter 2021 - Balance Sheet Metrics
Loans | Deposits

1First BanCorp

## Loan Portfolio ($MM)



$11,828
$50
$2,610
$3,522
$213
$5,027
$406
4Q 2020
$11,698
$56
$2,656
$3,395
$191
$4,970
$430
1Q 2021
$11,421
$33
$2,718
$3,254
$177
$4,890
$349
2Q 2021
$11,171
$31
$2,806
$3,095
$170
$4,851
$218
3Q 2021
$11,096
$35
$2,888
$2,979
$139
$4,910
$145
4Q 2021
Loans HFS
Consumer
Residential
Construction
Commercial (Ex. PPP)
PPP

## Loan Originations ($MM)[1]



$1,603
$327
$175
$26
$1,075
4Q 2020
$1,339
$342
$164
$24
$809
1Q 2021
$1,278
$374
$157
$23
$724
2Q 2021
$1,201
$405
$147
$24
$624
3Q 2021
$1,430
$407
$155
$32
$837
4Q 2021
Consumer
Residential
Construction
Commercial

## Key Highlights

- Total loans decreased in the quarter by $75.5 million to $11.1 billion driven by reductions of $73.3 million in PPP loans and $111.6 million in residential mortgage loans, partially offset by an $81.9 million increase in consumer loans
  - Decrease in commercial and construction loans include the repayment of $124.6 million in four large commercial relationships in the Florida and Virgin Islands regions
  - Despite large repayments, commercial loans (excluding construction and PPP loans) grew by $59 million
- Loan originations for the fourth quarter were $1.4 billion (including credit card utilization activity), the best quarter we have had this year, with strong originations in the Puerto Rico and Florida regions
- Deposits (net of brokered and government deposits) increased by $64.2 million to $14.2 billion as of 4Q 2021

## Core Deposits ($MM)[2]



$14,876
$2,087
$2,633
$4,742
$5,414
4Q 2020
$15,600
$2,339
$2,491
$5,138
$5,632
1Q 2021
$17,685
$3,866
$2,408
$5,474
$5,937
2Q 2021
$17,627
$3,520
$2,275
$5,708
$6,125
3Q 2021
$17,437
$3,266
$2,135
$5,879
$6,157
4Q 2021
Public Funds
CDs & IRAs
Commercial
Retail

(1) Loan Originations include refinancing and renewals, as well as credit card utilization activity
(2) Core Deposits exclude brokered deposits

| 5

# 2021 – A Transformational Year

1First BanCorp

## 1 Improved Core Performance and Delivered on Capital Actions

- Increased adjusted pre-tax pre-provision income by 30%, net interest income by 22%, and non-interest income by 9%
- Total loan originations and renewals (ex. PPP and credit card utilization activity) grew by 20% when compared to previous year
- Returned 112% of earnings through the repurchase of 16.7 million common shares, redemption of preferred stock, and payment of common stock dividends
- Ample capital position to continue growing franchise and delivering value to shareholders

## 2 Completed Integration of Acquired Operation

- Achieved second largest market share among banks across all products and channels
- Executed on synergies planned as part of the transaction; financial targets were achieved
- Expanded footprint and enhanced organizational structure to focus on growth
- Identified additional post-integration branch rationalization opportunities to be completed in 2022

## 3 Accelerated Digital Adoption and Launched New Functionalities

- Digital engagement continued to improve with active digital banking users growing by 16% during 2021 while capturing over 40% of deposits through digital and self-service channels
- Increased adoption of digital functionalities to process mortgage and consumer loans, as well as loan forgiveness requests from commercial PPP customers through self-service digital platforms
- Reengineered auto lending origination process by deploying digital platform in dealer network allowing for a completely digital customer experience
- Incremental investments in technology and digital functionalities to be deployed in 2022 to adapt and compete in a changing traditional banking landscape

## 4 Positive Backdrop for Growth

- Initial stages of growth cycle for Puerto Rico; spring-loaded economy with significant pandemic and disaster relief to support economic activity
- Fully vaccinated rate at 78% (35% with booster)
- Improved consumer demand evidenced by rise in retail sales, auto, and home sales; payroll employment in Puerto Rico reaching 98% of pre-pandemic level
- Strong commercial loan pipeline in place driven by increased economic activity; over 75% of construction loans originated in 2021 to be funded in 2022
- Government shifting focus to support economic growth initiatives after completing debt restructuring process

| 6

   Results of Operations

   Fourth Quarter and Full Year 2021 HighlightsIncome Statement

FOURTH QUARTER HIGHLIGHTS
PROFITABILITY DYNAMICS

1First BanCorp

## Net Interest Income ($MM)


$177.8
$176.3
$184.8
$184.7
$184.1
3.95%
3.91%
3.81%
3.60%
3.61%
4Q20
1Q21
2Q21
3Q21
4Q21
Net Interest Income ($)
Net Interest Margin (GAAP %)

- Net interest income decreased slightly to $184.1 million for the fourth quarter of 2021, compared to $184.7 million for 3Q 2021; variance reflects:
  - A $1.5 million decrease in interest income on commercial and construction loans resulting from a $1.2 million decrease in realized PPP fees when compared to 3Q 2021
  - A $1.3 million decrease in interest income on residential mortgage loans, primarily due to the reduction in the average balance of this portfolio
  - A $1.1 million decrease in interest expense, including a reduction of average balances of brokered CDs and retail certificate of deposits
- Net interest margin slightly increased to 3.61% in 4Q 2021, compared to 3.60% for 3Q 2021; improvement reflects a slight decrease on the average cost of interest-bearing deposits which showed a 3 basis-points reduction as time deposits continue to reset at lower interest rates

## Non-Interest Income ($MM)


$30.2
$31.0
$29.9
$29.9
$30.4
$14.5
$15.4
$14.7
$15.2
$15.7
$7.6
$7.3
$6.4
$6.1
$5.2
$8.3
$8.3
$8.8
$8.7
$9.5
-$0.2
4Q20
1Q21
2Q21
3Q21
4Q21
Gain (Loss) on Investments
Mortgage Banking
Other
Service Charges on Deposits

- Non-interest income amounted to $30.4 million for the fourth quarter of 2021, compared to $29.9 million for the third quarter of 2021. The main variances within the components of non-interest income include:
  - A $0.8 million increase in service charges on deposit accounts mostly due to higher account fees recognized for checking and savings accounts associated with a higher volume of transactions processed during the quarter
  - A $0.6 million gain due to the settlement and collection of an insurance claim for damaged property

| 9

   Fourth Quarter HighlightsProfitability Dynamics    80  110  125  135  120  100  70  85  -5  0  65  95  130  75  90  105  115                                      $69.0  4Q20  $68.0  1Q21  $68.5  2Q21  -$0.8  $2.3  $62.4  3Q21  -$0.8  $1.9  $60.7  $134.8  $111.5  $130.2  $133.3  4Q21  $114.0          Credit Related  Payroll Related  Merger Related  Other Operating Expenses  Non-interest expenses amounted to $111.5 million in the 4Q 2021, a decrease of $2.6 million from $114.0 million in 3Q 2021; non-interest expenses include non-recurring merger and restructuring costs associated with the acquired operation of $1.9 million, compared to $2.3 million for 3Q 2021On a non-GAAP basis, adjusted non-interest expenses, excluding the effect of merger and COVID-related expenses, amounted to $109.6 million for 4Q 2021, compared to $111.1 million for 3Q 2021  4Q 2020  1Q 2021  3Q 2021  2Q 2021  4Q 2021  Non-Interest Expenses ($MM)    Efficiency Ratio (%)    Efficiency ratio for the quarter continued to decrease reaching 52.0%, below our operational target of 55% driven by:Lower personnel costs as a result of current labor market dynamics that have created a higher-than-normal vacancy rateGains on disposition of Other Real Estate Owned (OREO)

   Fourth Quarter Highlightsasset Quality    Non-Performing Assets ($ in Millions)  1.6%  1.5%  2020  1.2%  1Q21  2Q21  $256  0.8%  3Q21  0.8%  4Q21  $294  $285  $158  $172  -$136(-46.3%)          NPLs HFS  NPAs/Assets  Repossessed Assets and Other  Loans HFI  $6  2020  $6  $16  $13  1Q 2021  $15  $9  $10  2Q 2021  $6  3Q 2021  $10  $3  4Q 2021  $294  $285  $256  $172  $158            OREO  Consumer  Residential  Commercial  Construction  Total non-performing assets decreased by $14.3 million to $158.1 million as of 4Q 2021 or 0.76% of total assets        The decrease in NPAs was primarily driven by:A $6.8 million decrease in nonaccrual commercial and construction loans, primarily due to the sale of a $3.1 million construction loan in the Puerto Rico regionA $5.5 million decrease in nonaccrual residential mortgage loans, mostly driven by collections and loans restored to accrual statusOffset by a $0.8 million increase in nonaccrual consumer loans, primarily in auto loans related to the higher portfolio levelsInflows to nonaccrual loans held for investment were $15.0 million, a $2.0 million reduction compared to inflows of $16.9 million in 3Q 2021

FOURTH QUARTER HIGHLIGHTS
ACL LEVELS AND CAPITAL POSITION

1First BanCorp

## Evolution of ACL ($ in Millions) and ACL on Loans to Total Loans (%)


$155
$0 $0
$155
1.7%
$248
$8 $4
$236
2.6%
$401
$5
$10
$386
3.4%
$373
$4
$10
$359
3.2%
$340
$3
$12
$325
2.9%
$300
$2
$10
$288
2.6%
$280
$2
$10
$269
2.5%
2019
Day-1 CECL
4Q 20
1Q 21
2Q 21
3Q 21
4Q 21
Off-BS Credit Exposure
Loans
Debt Securities
ACL on Loans/Loans (Excl. PPP)

- The allowance for credit losses (ACL) on loans decreased by $19.3 million during 4Q 2021 to $269 million
- The ratio of the ACL for loans and finance leases to total loans held for investment was 2.43% as of 4Q 2021, compared to 2.59% as of 3Q 2021; excluding PPP loans the ACL to loans was 2.46%

## Capital Ratios


20.4%
17.6%
17.3%
11.5%
11.3%
20.7%
18.0%
17.7%
11.4%
10.9%
20.4%
17.6%
17.3%
10.5%
9.8%
20.7%
17.9%
17.6%
10.2%
9.9%
20.5%
17.8%
17.8%
10.1%
9.8%
4Q 2020
1Q 2021
2Q 2021
3Q 2021
4Q 2021
Total Risk-Based Capital
Leverage
Tangible Common
Tier-1 Capital
Tier-1 Common

- Total stockholders' equity amounted to $2.1 billion as of 4Q 2021, a decrease of $96.2 million from 3Q 2021; decrease was driven by: (1) the repurchase of 4.6 million of shares of common stock for a total purchase price of approximately $63.9 million, (2) the redemption of $36.1 million in preferred stock during 4Q 2021, and (3) a $50.3 million decrease in the fair value of available-for-sale investment securities recorded as part of Other comprehensive income (loss) in the consolidated statements of financial condition
  - These variances were partially offset by earnings generated 4Q 2021
- As of December 31, 2021, capital ratios exceeded the required regulatory levels for bank holding companies and well-capitalized banks

| 12

Exhibits

   Fourth Quarter 2021 HighlightsPuerto Rico Government Exposure    ($ in millions)  As of December 31, 2021, the Corporation had $360.1 million of direct exposure to the Puerto Rico Government, its municipalities and public corporations, compared to $362.6 million as of September 30, 202186% of direct government exposure is to municipalities, which are supported by assigned property tax revenuesAs of December 31, 2021, the Corporation had $2.7 billion of public sector deposits in Puerto Rico, compared to $2.8 billion as of September 30, 2021Approximately 19% is from municipalities in Puerto Rico and 81% is from public corporations and the central government and agencies in Puerto Rico

   Fourth Quarter HighlightsNPL Migration

   Fourth Quarter HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible and the insurance customer relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Accordingly, the Corporation believes that disclosures of these financial measures may be useful also to investors. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the way the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

   Fourth Quarter HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

   Fourth Quarter HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Adjusted Pre-Tax, Pre-Provision IncomeAdjusted pre-tax, pre-provision income is a non-GAAP performance metric that management uses and believes that investors may find useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, as well as certain items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts. This metric is income before income taxes adjusted to exclude the provision for loan and lease losses, gains or losses on sales of investment securities and impairments, and fair value adjustments on derivatives. In addition, from time to time, earnings are adjusted also for items that management believes are not reflective of core operating performance or that are not expected to reoccur with any regularity or reoccur at uncertain times and amounts.

   Fourth Quarter HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The financial results include the following significant items that management believes are not reflective of core operating performance, are not expected to reoccur with any regularity or may reoccur at uncertain times and in uncertain amounts (the “Special Items”):  Quarter ended December 31, 2021Merger and restructuring costs of $1.9 million ($1.2 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the fourth quarter were primarily related to additional branch consolidations that are expected to be completed during the first quarter of 2022.Costs of $4 thousand ($3 thousand after tax) related to COVID-19 pandemic response efforts, primarily costs related to additional cleaning, employee testing, safety materials, and security measures. Quarter ended September 30, 2021Merger and restructuring costs of $2.3 million ($1.4 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the third quarter were primarily related to system conversions completed early in the third quarter and other integration related efforts.Costs of $0.6 million ($0.4 million after-tax) related to COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security measures. Quarter ended December 31, 2020Merger and restructuring costs of $12.3 million ($7.7 million after-tax) in connection with the BSPR acquisition integration process and related restructuring initiatives. Merger and restructuring costs in the fourth quarter of 2020 included a $4.3 million charge associated with an Employee Voluntary Separation Program (“VSP”) offered to eligible employees in the Puerto Rico region. In addition to the charge associated with the VSP, merger and restructuring costs in the fourth quarter of 2020 primarily included bonuses, consulting fees, and expenses related to system conversions and other integration related efforts.Costs of $1.1 million ($0.7 million after-tax) related to the COVID-19 pandemic response efforts, primarily costs related to additional cleaning, safety materials, and security matters.Loss of $0.2 million realized on sales of available-for-sale investment securities. The loss realized at the tax-exempt international banking entity subsidiary level had no effect on the income tax expense recorded in the fourth quarter of 2020.

   Fourth Quarter HighlightsUse of Non-GAAP Financial Measures    Basis of PresentationUse of Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. Non-GAAP financial measures are used when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure, can be found in the text or in the attached tables to this earnings presentation. Any analysis of these non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. The following table the reported net income to adjusted net income, a non-GAAP financial measure that excludes the Special Items identified on prior pages as well as gains or losses on sales of investment securities and impairments: